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                                                              Exhibit 23(a)

                         CONSENT OF INDEPENDENT AUDITORS


                We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Lumex, Inc. 1995 Stock Retainer Plan for Nonemployee Directors of our report dated February 27, 1995, with respect to the consolidated financial statements of Lumex, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.

                                                  ERNST & YOUNG LLP

     Melville, New York
     June 5, 1995